NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”) is made effective as of _____________, 2011, among ACADIA ACQUISITION PARTNERS, L.P., a Delaware limited partnership (“Acadia”), and the purchasers set forth on Schedule I attached hereto (each individually a “Purchaser” and collectively the “Purchasers”). Definitions of, and section references to definitions of, certain capitalized terms used in this Agreement are set forth in Appendix I attached hereto.
WITNESSETH
WHEREAS, Acadia desires to issue an aggregate of $3,000,000 of senior secured promissory notes, the proceeds of which will be used for working capital purposes following Acadia’s purchase of all of the outstanding capital stock (the “Stock”) of Hamilton Risk Management Company, a Florida holding company (“HRM”), from Kingsway America Inc., a Delaware corporation (“Kingsway”) pursuant to a certain Stock Purchase Agreement dated the date hereof (the “Purchase Agreement”); and
WHEREAS, each of the Purchasers has agreed to purchase a senior secured promissory note from Acadia in the amount opposite his name as indicated on Schedule I;
NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:
SECTION 1.
SALE OF THE NOTES; GRANT OF SECURITY INTEREST

1.1.    Sale of the Notes. On the date hereof, Acadia shall issue and sell to each Purchaser, and each Purchaser shall subscribe to and purchase from Acadia, a senior secured promissory note, the form of which is attached hereto as Exhibit A (each a “Note”, and collectively the “Notes”), each in the original principal amount set forth opposite each Purchaser’s name on Schedule I hereto.

1.2    Notes Equal in Priority; Acts by Majority Purchasers. Each Purchaser hereby agrees that its Note shall rank equally and ratably without priority over the other Notes, pro rata based on the then respective outstanding principal amount of each Note. As such:
(i)    no Purchaser shall individually issue any default or acceleration notice its Note, but, rather, upon an Event of Default (as defined herein and/or in the Notes), default and acceleration notices shall be issued only by the Majority Purchasers pursuant to the terms of the Notes and the Financing Documents;
(ii)    any required approvals from the Purchaser under the terms of any the Financing

Documents shall only be effected via the Majority Purchasers;
(iii)    any payments made by Acadia with respect to the Notes for any reason shall be made pro ratably to the Purchasers based upon the then respective outstanding principal amount of each Note, and none of the Purchasers shall have the right to retain more than its pro rated amount of any such payment; and

(iv)    the Majority Purchasers shall have the right on behalf of all Purchasers to waive any Event of Default and shall otherwise have the exclusive right to take any and all actions on the part of the Purchasers.

1.3.    Grant of Security Interest. In order to secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all obligations under the Notes, and including all renewals, extensions, restructurings and refinancings thereof, and any and all fees, costs and expenses (including, but not limited to, reasonable legal fees and expenses) of collection or enforcement thereof, Acadia hereby assigns, transfers and grants to Purchasers a continuing security interest in, and lien on (which security interest and lien shall be a first priority, senior security interest and lien except to the extent of the Kingsway Notes and Permitted Liens) all right, title and interest of Acadia in any and all of its assets, including but not limited to the outstanding capital stock of HRM, whether now owned or existing or hereafter acquired or arising and regardless of where located, and all proceeds, products, accessions, rents and profits thereof (the “Collateral”). Such security interest shall remain in full force and effect until the earlier of (i) the date (the “Security Termination Date”) on which all of the obligations under the Notes shall have been paid in full in cash to Purchasers or (ii) the date on which all obligations under the Senior Kingsway Note shall have been paid and there shall be no further obligations of Acadia thereunder.

1.4    Closing. The closing (the “Closing”) of the purchase and sale of the Notes hereunder is being held on the date hereof (the “Closing Date”). The Closing (including the place of delivery to the Purchasers by Acadia of the Notes and the place of delivery to Acadia by the Purchasers of the original principal amounts of the Notes) shall be at the offices of Updike, Kelly & Spellacy, P.C., 100 Pearl Street, 17th Floor, Hartford, Connecticut 06103, or such other place as shall have been agreed to by Acadia and the Purchasers; or shall take place remotely by exchanging executed counterparts of this Agreement, the Notes, the Security Agreement, the Intercreditor Agreement and the other agreements to be entered into in connection herewith or therewith on the date thereof (collectively, the “Financing Documents”).

SECTION 2.
REPRESENTATIONS AND WARRANTIES OF ACADIA

Acadia hereby makes the representations and warranties set forth in this Section 2 to the Purchasers, which shall be true and correct as of the Closing Date both before and after giving effect to this Agreement and the other Financing Documents, subject to the exceptions thereto set forth in the Disclosure Schedule attached hereto, which Disclosure Schedule shall be deemed to be part of the representations and warranties as if made hereunder. The term “knowledge,” when used in this Section 2 with respect to Acadia, means the actual knowledge of Acadia’s president.
2.1    Organization, Qualification, and Limited Partnership Power. Acadia is duly formed, validly existing and in good standing in the State of Delaware, and is qualified to do business as a foreign limited partnership and in good standing in all other jurisdictions in which the failure to so qualify or be in good standing would, individually or in the aggregate, have a Material Adverse Effect on Acadia. Acadia has all requisite legal and limited partnership power and authority to execute and deliver each Financing Document, and to issue and sell the Notes hereunder, and to carry out and perform its obligations under the terms of the Financing Documents.

2.2    Authorization; Noncontravention. All limited partnership action on the part of Acadia, and its partners, necessary for the authorization, execution, delivery and performance of the Financing Documents by Acadia, the authorization, issuance, sale and delivery of the Notes by Acadia, and the performance by Acadia of all of Acadia’s obligations under the Financing Documents has been taken. Each Financing Document, when executed and delivered by Acadia, will constitute a valid and legally binding obligation of Acadia, enforceable against Acadia in accordance with its terms, subject to (a) the effect of applicable bankruptcy, insolvency, reorganization or moratorium, or other similar laws, statutes or rules of general application relating to, or affecting, the enforcement of creditors’ rights generally, now or hereafter in effect, and (b) rules of law governing specific performance, injunctive relief or other equitable remedies. The Notes, when issued, will be free of any liens, claims, encumbrances or restrictions on transfer other than restrictions on transfer under any Financing Document or under any applicable laws. Acadia’s execution, delivery and performance of the Financing Documents, Acadia’s consummation of the transactions contemplated by the Financing Documents, Acadia’s fulfillment of the terms of the Financing Documents will not conflict with, or result in a material violation of or breach under, Acadia’s Certificate of Limited Partnership or Limited Partnership Agreement, any constitution, statute, rule or regulation of United States federal or Delaware law applicable to Acadia, any judgment or Order applicable to Acadia, and will not constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any document, agreement or other instrument to which Acadia is a party or by which it is bound or to which any of its assets or property is subject. No consent, approval or authorization of or designation, declaration or filing with, any United States federal, Delaware limited partnership or state governmental authority on the part of Acadia is required in connection with the valid execution, delivery and performance of the Financing Documents, or the offer, sale or issuance of the Notes, except the registration or qualification (or taking of such action as may be necessary to secure an exemption from registration or qualification, if available) of the offer and sale of such Notes under applicable federal securities laws or state Blue Sky laws.

2.3    Litigation. There are neither pending nor, to the knowledge of Acadia, threatened any actions, suits, claims, investigations or legal or administrative or arbitration proceedings, whether or not purportedly on behalf of Acadia or its subsidiaries, to which Acadia or its subsidiaries is named as a party or to which the property of Acadia or its subsidiaries is subject, whether at law or in equity, whether civil or criminal in nature or whether before or by any

Governmental Agency. Acadia has no knowledge of any unasserted claim, the assertion of which is likely and which, if asserted, will seek damages, an injunction or other legal, equitable, monetary or non-monetary relief which if granted would have a Material Adverse Effect on Acadia or its subsidiaries. There are no Orders, judgments or decrees of any court or Governmental Agency which, to the knowledge of Acadia, apply to it or its subsidiaries.

2.4    Offering. Subject to the accuracy and completeness of Purchasers’ representations and warranties in Section 3, and upon completion of all required filings pursuant to Regulation D promulgated under the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner pursuant to applicable laws, the offer, sale and issuance of the Notes to the Purchasers as contemplated by this Agreement (and the Notes) are exempt from the registration requirements of the Securities Act and all applicable state securities laws, and neither Acadia nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.5    Compliance with Other Instruments. Acadia is not in default (a) under its Certificate of Limited Partnership or Limited Partnership Agreement, in each case as amended as of the Closing Date, or (b) under any agreement or other instrument to which Acadia is a party or by which it is bound or any of its assets or property is subject, or (c) with respect to any Order, writ, injunction or decree of any court or any Governmental Agency applicable to Acadia. To the knowledge of Acadia, there exists no condition, event or act which constitutes, or which after notice, lapse of time or both could constitute, any of the aforementioned defaults.

2.6    Applicability of, and Compliance With, Other Laws. Acadia is presently and at all times since inception has been in all material respects in compliance with all federal, state and local constitutions, statutes, laws, and all ordinances, regulations and Orders applicable to it or its business.

2.7    Collateral. Upon consummation of the Purchase Agreement, Acadia will have valid and marketable title to the Collateral, free and clear of any Liens, except any Permitted Liens under the Purchase Agreement and excluding the Liens in favor of Purchasers hereunder the and liens of Kingsway under the Kingsway Notes.

2.8    Insolvency. Acadia has not (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

2.9    HRM. Acadia makes the following representations and warranties regarding HRM, which representations and warranties shall be true and accurate in all material respects as of the Closing Date.

(a)Organization and Qualification. HRM is a holding company duly organized and validly existing and in good standing under the laws of the State of Florida and has the requisite legal and corporate power and authority to own, lease and operate its properties and to carry on the Business as it is now being conducted. HRM is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the character of its properties or the conduct of the Business requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on HRM. Upon the request therefor by any Purchaser, Acadia has made available to such Purchaser copies of the following, which are true, correct and complete copies of the originals of such documents in all material respects as of the Closing: (a) the Certificate of Incorporation and the Bylaws of HRM, including all amendments thereto, (b) the minute books containing all material consents, actions and meeting of the stockholders of HRM and HRM’s Board of Directors and any committees thereof, and (c) the stock transfer books or stock option ledger of HRM setting forth all issuances or transfers of any capital stock or stock options of HRM. The corporate record books of HRM accurately reflect all material corporate action taken by its stockholders and board of directors and committees.

(b)    Capital Stock of HRM. Acadia owns all of the capital stock of HRM. Except as otherwise set forth in the Purchase Agreement (including schedules thereto), Acadia shall have acquired valid and marketable title to the Stock, free and clear of any Liens, except any Permitted Liens or Liens arising out of the actions of Acadia.

SECTION 3.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser hereby severally, but not jointly, makes the representations and warranties in this Section 3 to Acadia, which shall be true and correct in all material respects as of the Closing Date. The term “knowledge,” when used in this Section 3 with respect to each Purchaser, means the actual knowledge of such Purchaser.
3.1.Authorization. All action on the part of such Purchaser necessary for the authorization, execution, delivery and performance by such Purchaser of this Agreement and the other Financing Documents and for the consummation of the transactions contemplated herein and therein has been taken or will be taken prior to Closing. This Agreement and the other Financing Documents are each a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2.Government Authorizations. Such Purchaser is not required to obtain any authorization, consent, or approval of any Governmental Agency in order to consummate the transactions contemplated by this Agreement.

3.3.Noncontravention. Neither the execution and the delivery of this Agreement and the other Financing Documents, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, result in a material violation of or breach under (a) any constitution, statute, regulation, rule, injunction, judgment, Order, decree, ruling, charge, or other restriction of any Governmental Agency, or court to which the Purchaser is subject or (b) any agreement, contract, lease, license, instrument, or other arrangement to which such Purchaser is a party or by which it is bound or to which any of its assets is subject (or result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any of the foregoing), except for such violations or breaches that, individually or in the aggregate, would not have a material adverse effect on such Purchaser.

3.4.Securities Laws. Such Purchaser is acquiring the Notes (and any Collateral) with the present intention of holding the Notes (and any Collateral) for the purpose of investment for such Purchaser’s own account and not with the view to, or for resale in connection with, any distribution thereof; provided, however, such Purchaser reserves the right at any time to assign the Notes or any Collateral to any of such Purchaser’s Affiliates which are “controlled” by such Purchaser. For purposes hereof, the term “control” means, with respect to any Affiliate of any Purchaser, the possession by such Purchaser, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Affiliate, whether through the ownership of voting securities, by contract or otherwise. Such Purchaser acknowledges that the Notes (and any Collateral) have not been registered under the Securities Act or applicable state securities laws and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the security, filed and made effective under the Securities Act and such applicable state securities laws, or unless Acadia receives an opinion of counsel satisfactory to the issuer to the effect that registration under such Act and such applicable state securities laws is not required. Such Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions (which conditions cannot presently be satisfied).

3.5.Access to Data. Such Purchaser has had an opportunity to discuss the business, management and financial affairs of Acadia and HRM with Acadia’s management, and such Purchaser has been furnished with copies of the Purchase Agreement, and such documents, financial statements, and information regarding Acadia or HRM, which such Purchaser has requested, and has been provided the opportunity to ask questions and receive answers pertaining thereto.

3.6.Accredited Investor. Such Purchaser is an “accredited investor” within the meaning of Regulation D (Rule 501) promulgated under the Securities Act.

SECTION 4.
AMENDMENTS

4.1.    Amendments, Modifications and Waivers. Any of the provisions of this Agreement, any Note or any other Financing Document may be waived, modified or amended by written agreement or agreements entered into by Acadia and the Majority Purchasers. Notwithstanding the foregoing, no amendment which changes the definition of Majority Purchasers shall be effective without the written agreement of each Purchaser affected thereby.

SECTION 5.
COVENANTS

Acadia hereby covenants and agrees, that, except as otherwise required hereby, until the date upon which all outstanding amounts under the Notes are fully repaid:
5.1.    Compliance with Requirements of Governmental Agencies. Acadia shall duly observe and conform to all requirements of Governmental Agencies relating to the conduct of its business or to its property or assets.

5.2.    KAIC Surplus. The KAIC Surplus shall not be less than $13,000,000.

5.3.    Protective Provisions. Acadia shall not, directly or indirectly:

(a)sell or otherwise dispose of all or substantially all of its assets or merge into or with or consolidate with any other person or permit any other person to merge into or with or consolidate with it;

(b)sell or otherwise dispose of any of its assets except in the ordinary course of business; or

(c)authorize or effect a Change-In-Control Event; or

(d)declare or pay any cash dividend or other distribution in property on its partnership interests, other than, if no Event of Default shall have occurred and be continuing under Section 7.1(a) below, tax distributions provided for in Section 6.5 of the Agreement of Limited Partnership of Acadia.

SECTION 6.
GENERAL PROVISIONS

6.1.    Confidentiality. Each Purchaser agrees that such Purchaser shall keep confidential and shall not disclose, divulge or use for any purpose (other than to monitor its investment in Acadia) any confidential information of Acadia or HRM obtained from Acadia pursuant to the terms of this Agreement (including notice of Acadia’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 6.1 by such Purchaser), (b) is or has been independently developed or conceived by such Purchaser without use of Acadia’s confidential information or (c) is or has been made known or disclosed to such Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to

Acadia; provided, however, that such Purchaser may disclose confidential information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in Acadia, or (ii) as may otherwise be required by law, provided that such Purchaser promptly notifies Acadia of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

6.2.    Governing Law. This Agreement and each other Financing Document shall be governed by and construed according to the laws of the State of Delaware without regard to its conflicts of laws principles. Any case, controversy, suit, action, or proceeding arising out of, in connection with, or related to, this Agreement or any other Financing Document shall be resolved in the applicable state or federal courts of Illinois. The parties consent to the jurisdiction of such courts, agree to accept service of process by mail and waive any jurisdictional or venue defenses available.

6.3.    Successors and Assigns; Third Party Beneficiaries. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors (including successor trustees, in the case of a trustee), and permitted assigns, heirs, executors and administrators of the parties hereto. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

6.4.    Notices, etc. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be (i) delivered either by hand or by recognized overnight courier (in each case with signature required) or (ii) sent via computer mail followed by a copy mailed by first class mail, postage prepaid, addressed (A) if to Acadia, at 150 NW Point Blvd, Elk Grove Village, Illinois 60007, Attn: Larry G. Swets, Jr., Email: lswets@kfscap.com, or at such other address/number as Acadia shall have furnished to the Purchasers in writing, with a copy to Updike, Kelly & Spellacy, P.C., 100 Pearl Street, P.O. Box 23177, Hartford, CT 06123, Attn: David E. Sturgess, Email: dsturgess@uks.com, and (B) if to a Purchaser at such address as indicated on Schedule I hereto, or at such other address/number as such Purchaser shall have furnished to Acadia in writing. Any notice or other communications so addressed and mailed, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be given three (3) days after the date when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

6.5.    Severability. If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.6.    Entire Agreement. This Agreement (including the appendices, schedules and exhibits hereto) and the other Financing Documents delivered constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersede all prior arrangements or understandings.

6.7.    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Note, upon any breach or default of Acadia under this Agreement or any of the other Financing Documents, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or any of the other Financing Documents or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

6.8.    Indemnification.

(a)    Acadia with respect to the representations, warranties and agreements made by Acadia, shall indemnify, defend and hold each Purchaser harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses and any expenses relating to the exercise or enforcement of any rights of Purchasers hereunder or under any other Financing Documents including the custody, preservation, use, operation or sale of, collection from or other realization upon any Collateral, but not including punitive, consequential, special or incidental damages or lost profits (except interest payable on the outstanding principal amount of the Notes)), (a “Loss”), arising from the untruth, inaccuracy or breach (or any facts or circumstances constituting such untruth, inaccuracy or breach) of any such representations, warranties or agreements made by Acadia. Each Purchaser shall use good faith efforts to mitigate any Losses for which such Purchaser is entitled to indemnification under this Section 6.8(a).

(b)    Each Purchaser, severally and not jointly, with respect to the representations, warranties and agreements made by such Purchaser herein, shall indemnify, defend and hold Acadia harmless against all Losses arising from the material untruth, inaccuracy or breach (or any facts or circumstances constituting such untruth, inaccuracy or breach) of any such representations, warranties or agreements made by such Purchaser. No Purchaser shall be liable under this Section for Losses hereunder unless the aggregate of all Losses of Acadia for which such Purchaser would, but for this sentence, be liable on a cumulative basis is an amount equal to or in excess of $100,000. Except with respect to Losses arising from fraud or knowing and intentional material misrepresentations of any Purchaser, the aggregate amount of Losses of Acadia for which such Purchaser shall be liable pursuant to this Section shall not exceed an amount equal to the original principal amount of the Note issued to such Purchaser. Acadia shall use good faith efforts to mitigate any Losses for which it is entitled to indemnification under this Section.

6.9.    Remedies. In case any one or more of the covenants set forth in this Agreement shall have been breached by any party, the other parties hereto may proceed to protect and enforce its rights either by suit in equity or by action at law, including, but not limited to, an action for damages as a result of any such breach or an action for specific performance of any such covenant contained in this Agreement. Any party acting pursuant to this Section shall be indemnified against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses) in accordance with Section 6.8.

6.10.    Trial by Jury. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO CLAIM A TRIAL BY JURY WITH RESPECT TO ANY ACTION BY OR AGAINST SUCH PARTY ARISING HEREUNDER.

6.11.    Fees and Expenses. Each party shall bear such party’s own expenses (legal and otherwise) in connection with the transactions contemplated hereby.

6.12.    Counterparts; Facsimile and Electronic Signatures. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement (notwithstanding that all of the parties are not signatories to the original or the same counterpart, or that signature pages from different counterparts are combined), and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart, and the signature of any party to any counterpart shall be deemed to be a signature to and may be appended to any other counterpart. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or other electronic means is to be treated as an original document. The signature of any party on any such document, for purposes hereof and thereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or other electronic signature is to be re-executed in original form by the parties which executed the facsimile or other electronic signature. No party may raise the use of a facsimile machine or other electronic means, or the fact that any signature was transmitted through the use of a facsimile machine or other electronic means, as a defense to the enforcement of this Agreement.

6.13.    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Financing Documents. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any Financing Document, this Agreement or such other Financing Document shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any other Financing Document.

SECTION 7.
EVENTS OF DEFAULT; REMEDIES AND RIGHTS OF PURCHASERS

7.1.    Events of Default. The occurrence of any of the following shall constitute an “Event of Default” hereunder:

(a)    Monetary Default. Acadia shall fail to pay any part of the principal of or interest on any Note as and when the same shall be due and payable, and failure to cure such default within ten (10) days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that Acadia remedy the same, shall have been given to Acadia.

(b)    Default of Covenants. Acadia shall fail or refuse duly to observe or perform any of the other covenants or agreements of Acadia in any Financing Document, other than monetary obligations or covenants described in Section 7.1(a), for a period of thirty (30) days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that Acadia remedy the same, shall have been given to Acadia.

(c)    False Representations. Any representation, warranty or statement of fact made by Acadia in this Agreement or in any other Financing Document shall be false or misleading in any material respect when made or when otherwise required by the terms of this Agreement or any Financing Document to be true and accurate; provided, however, that such failure shall not result in an Event of Default to the extent it is corrected by Acadia within a period of thirty (30) days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that Acadia remedy same, shall have been given to Acadia.

(d)    Voluntary Insolvency. Acadia or any of its direct or indirect subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case or proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts, (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consents to the appointment of a custodian for it or for all or substantially all of the property of Acadia or any subsidiary, (iv) makes a general assignment for the benefit of its creditors, or (v) generally does not pay its debts as they become due, or admits in writing its inability to pay its debts as they become due.

(e)    Involuntary Insolvency or State Regulatory Proceeding. (x) Pursuant to or within the meaning of any Bankruptcy Law, an involuntary case or proceeding is commenced against Acadia or any of its direct or indirect subsidiaries seeking (i) liquidation, reorganization, or other relief with respect to it or its debts, (ii) appointment of a Custodian for Acadia or any subsidiary or for all or substantially all of the property of Acadia or any subsidiary, or (iii) the liquidation of Acadia or any subsidiary; and such involuntary case or other proceeding remains undismissed and unstayed and in effect after the expiration of ninety (90) days from its date of commencement, or a trustee, receiver, custodian, or other similar official shall be appointed in such involuntary case or (y) Acadia shall become subject to a State Regulatory Proceeding.

(f)    Default under Kingsway Notes. It shall constitute an Event of Default hereunder if a default or event of default shall occur under (i) either Kingsway Note or (ii) any agreements executed in connection with either Kingsway Note; and any such default or event described in the foregoing clauses (i) and (ii) shall continue for a period of time sufficient to permit the acceleration of the maturity of such indebtedness of Acadia or any subsidiary outstanding thereunder.

7.2.    Remedies of Purchasers. When an Event of Default has occurred and is continuing under Sections 7.1(a), 7.1(d), 7.1(e) or 7.1(f), the entire outstanding principal amount and all accrued and unpaid interest thereon under the Notes, and any applicable penalties or premiums, shall automatically and without any action on the part of the Purchasers become due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Acadia. Upon any such acceleration, Acadia will forthwith pay to the Purchasers all such amounts. When an Event of Default has occurred and is continuing under Sections 7.1(b) or 7.1(c), the Majority Purchasers, by notice in writing to Acadia (the “Acceleration Notice”), may declare the entire outstanding principal amount hereof and all accrued and unpaid interest on the Notes to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. No course of dealing on the Purchasers’ part nor any delay or failure on their part to exercise any right shall operate as a waiver of such right or otherwise prejudice the Purchasers’ rights, powers and remedies.

[intentionally left blank - signature page follows]

[signature page to Note Purchase Agreement]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

ACADIA ACQUISITION PARTNERS, L.P. By: ACADIA GP, LLC Its General Partners By: _____________________________ Its
PURCHASERS
_____________________________ _____________________________ _____________________________ _____________________________	_____________________________ _____________________________ _____________________________ _____________________________

Appendix I
Definitions
Acadia is defined in the preamble.
Affiliate means “affiliate” as defined in Rule 405 promulgated under the Securities Act of 1933, as amended.
Agreement is defined in the preamble.
Bankruptcy Law means title 11, U.S. Code or any similar federal or state law for the relief of debtors.
Business means the business and operations of HRM as conducted on the closing date of the transactions contemplated under the Purchase Agreement.
Change-In-Control Event means any event pursuant to which (a) any persons acting as a group (other than the partners of Acadia existing immediately prior to such event) by merger, consolidation or otherwise shall become the beneficial owner(s) of greater than an aggregate of 50% of Acadia’s outstanding partnership interests, (b) any person or persons acting as a group (other than the partners of Acadia existing immediately prior to such event) by merger, consolidation or otherwise shall become the beneficial owner(s) of the largest percentage of Acadia’s outstanding partnership interests, or (c) any persons acting as a group (other than the partners of Acadia existing immediately prior to such event) shall have the right to designate the general partner of Acadia.
Closing is defined in Section 1.4.
Closing Date is defined in Section 1.4.
Collateral is defined in Section 1.3.
Custodian means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
Financing Documents is defined in Section 1.4.
Governmental Agency means (a) any federal, state, county, local or municipal government or administrative agency or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction or (e) any arbitration tribunal or other non-governmental authority with applicable jurisdiction.
HRM is defined in the recitals.
Intercreditor Agreement means an Intercreditor Agreement dated on or about the date hereof between Kingsway, Acadia and each Purchaser with respect to the Notes and the Kingsway Notes.
KAIC Annual Statement means at any time the most recent Annual Statement of Kingsway Amigo Insurance Company, an indirect subsidiary of Acadia, filed with the Florida Office of Insurance Regulation.
KAIC Surplus means the dollar amount found on line 37 – Surplus as regards policyholders - of the page titled “LIABILITIES, SURPLUS AND OTHER FUNDS” in the KAIC Annual Statement.
Kingsway is defined in the recitals.
Kingsway Notes means (i) Senior Kingsway Note and (ii) a $5,000,000 Subordinated Secured Promissory Note dated on or about the date hereof, issued by Acadia to Kingsway.
Lien means any mortgage, charge, adverse claim, lien, option, pledge, security interest, encumbrance or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.
Majority Purchasers means Purchasers holding a majority of the then aggregate outstanding principal amount of the Notes.
Material Adverse Effect means, with respect to Acadia or HRM (as applicable) a material adverse change in or effect with respect to the business, results of operations or financial condition of Acadia or HRM (as applicable) taken as a whole, other than to the extent caused by or arising out of (a) any announcement relating to the transactions contemplated by this Agreement or the Purchase Agreement; (b) any change in general economic or political conditions or in the industry of Acadia or HRM (as applicable) in general or (c) any changes in any applicable legal requirements.
Note and Notes are defined in Section 1.1.
Notice of Default is defined in Section 7.1.
Order means any decision, injunction, judgment, order, decree, ruling, charge, restriction or verdict entered, issued, made, or rendered by any court, administrative agency, Governmental Agency or by any arbitrator, in each case, having applicable jurisdiction.
Permitted Liens means any Liens permitted to exist on the Stock upon the closing of the transactions contemplated by the Purchase Agreement pursuant to the terms of the Purchase Agreement.
Person means any individual, corporation, limited liability company, association, partnership, limited partnership, trust or estate, government (or any agency or political subdivision thereof) or any other entity.
Purchase Agreement is defined in the recitals.
Purchaser and Purchasers are defined in the preamble.
Securities Act means, individually and collectively, as the context so requires, the U.S. Securities Act of 1933, as amended from time to time, and any comparable laws and regulations of any applicable foreign jurisdiction.
Security Termination Date is defined in Section 1.3.
Senior Kingsway Note means a $10,000 Senior Secured Promissory Note dated on or about the date hereof, issued by Acadia to Kingsway.
State Regulatory Event means a Person or any of its direct or indirect insurance subsidiaries, pursuant to or within the meaning of the applicable state insurance statutes, (i) finds itself subject to an authorized control event or mandatory control event as a result of the filing of a risk-based capital report, (ii) voluntarily suspends its operations or (iii) has any other type of administrative supervision imposed upon it by its domiciliary state insurance regulator.

Stock is defined in the recitals.

Schedule I
Purchasers

Name, Address and Email	Note Principal Amount
$
$

Exhibit A

Form of Senior Secured Promissory Note